UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 20, 2012

Date of Earliest Event Reported: June 19, 2012

Calpian, Inc.

(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

Common Stock Offering

On June 19, 2012, the Company completed a third closing of a private placement pursuant to which it sold 13,334 shares of its Common Stock (the “Common Stock”) at a price of $1.50 per share, for aggregate proceeds to the Company of $20,000. Together with the initial closing of the Company’s private placement of Common Stock that occurred on March 23, 2012, as disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2012, and the second closing that occurred on June 1, 2012, as disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2012, the Company has issued a total of 853,337 shares of its Common Stock for aggregate proceeds to the Company of $1,280,005 in the private placement to date. The Company expects to use the net proceeds of this offering for general working capital and to fund acquisitions and investments.

All shares of Common Stock were issued and sold solely to accredited investors pursuant to a form of Common Stock Subscription Agreement filed as Exhibit 10.33 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2012, which is incorporated herein by reference.

The Company’s issuance of the shares of Common Stock was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D. The recipients of these securities took such securities for investment purposes without a view to distribution. Furthermore, they each had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

$2 Million Subordinated Debt Offering

On June 19, 2012, the Company completed a second closing of a private placement of subordinated notes (“$2MM Offering Notes”) payable under its $2 Million Subordinated Debt Offering pursuant to a Note and Warrant Subscription Agreement (“$2MM Subscription Agreement”) entered into with each investor, and pursuant to which the Company issued promissory notes totaling $600,000. The subordinated debt is secured by a lien on substantially all of the Company’s assets, but is subordinated to any thereafter-created senior debt and subordinated debt issued pursuant to the $3 Million Subordinated Debt Offering (see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011). The subordinated debt bears interest at a rate of 12% annually, paid monthly in arrears, and all principal is due June 1, 2014. Investors in the offering of the debt received warrants (“$2MM Offering Warrants”) equal to 20% of the face amount of the notes they acquired, divided by $2.00, resulting in our issuance of 60,000 warrants exercisable for the Company’s Common Stock at $2.00 per share. The Company expects to use the net proceeds of this offering for general working capital and to fund acquisitions and investments.

The Company’s issuance of the $2MM Offering Notes and $2MM Offering Warrants and the Common Stock issuable upon conversion or exercise thereof was exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Sections 4(2) of the Securities Act of 1933, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D. The recipients of these securities took such securities for investment purposes without a view to distribution. Furthermore, they each had access to information concerning the Company and its business prospects; there was no general solicitation or advertising for the purchase of the securities; and the securities are restricted pursuant to Rule 144.

The foregoing description of the $2MM Subscription Agreement, the $2MM Offering Notes, and the $2MM Offering Warrants is qualified in their entirety by reference to the full text thereof which are filed as Exhibits 10.5, 10.6 and 10.7, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 6, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: June 20, 2012	By:	/s/ David N. Pilotte
David N. Pilotte
Chief Financial Officer

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